Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:

Craig A. Lampo
Senior Vice President and Chief Financial Officer 203-265-8625
www.amphenol.com

AMPHENOL CORPORATION ANNOUNCES

CASH TENDER OFFERS FOR ANY AND ALL OF ITS OUTSTANDING 3.125%

SENIOR NOTES DUE 2021 AND 4.000% SENIOR NOTES DUE 2022

Wallingford, Connecticut, September 4, 2019. Amphenol Corporation (NYSE: APH) (the “Company”) announced today the commencement of an offer to purchase for cash any and all of the Company’s outstanding 3.125% senior notes due 2021 (the “2021 Notes”) and any and all of the Company’s outstanding 4.00% senior notes due 2022 (the “2022 Notes,” and, together with the 2021 Notes, the “Notes”). As of September 4, 2019, there were $375.0 million aggregate principal amount of 2021 Notes and $500.0 million aggregate principal amount of 2022 Notes outstanding.

The tender offers are being made pursuant to an offer to purchase, dated September 4, 2019 (as may be amended or supplemented from time to time, the “Offer to Purchase”) and a notice of guaranteed delivery (as may be amended or supplemented from time to time, the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). The tender offers will expire at 5:00 p.m., New York City time, on September 10, 2019, unless earlier terminated or extended by the Company (as may be extended, the “Expiration Time”). Tendered Notes may be withdrawn at any time before the Expiration Time.

Holders of Notes that are validly tendered and accepted at or prior to the Expiration Time, or who deliver a properly completed and duly executed Notice of Guaranteed Delivery and subsequently deliver such Notes, each in accordance with the instructions described in the Tender Offer Documents, will be eligible to receive the consideration (as described below), plus any accrued and unpaid interest to, but not including, the settlement date (as defined below), subject to satisfaction or waiver of the Financing Condition (as defined below) and general conditions described in the Offer to Purchase. With respect to Notes accepted for purchase and delivered at or prior to the Expiration Time, the holders thereof will receive payment of the consideration for such Notes on the date on which the Company deposits with The Depository Trust Company the consideration for such Notes (the “settlement date”), which is expected to be September 11, 2019, together with an amount equal to accrued and unpaid interest thereon to, but not including, the settlement date. With respect to accepted Notes delivered pursuant to the guaranteed delivery procedures described in the Tender Offer Documents, the holders thereof will receive payment of the consideration for such Notes on the business day after the guaranteed delivery time, together with an amount equal to accrued and unpaid interest thereon to, but not including, the settlement date. The guaranteed delivery time is expected to be 5:00 p.m., New York City time, on September 12, 2019, and the guaranteed delivery settlement date is expected to be September 13, 2019. For the avoidance of doubt, interest will cease to accrue on the settlement date for all Notes accepted in the tender offers. Notes purchased pursuant to the tender offers will be cancelled.

The table below sets forth certain information regarding Notes and the tender offers.

Issuer	Title of Security	CUSIP Number	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread
Amphenol Corporation	3.125% Senior Notes due 2021	032095 AE1	$375,000,000	1.500% U.S. Treasury due August 31, 2021	FIT1	50 bps
Amphenol Corporation	4.000% Senior Notes due 2022	032095 AB7	$500,000,000	1.500% U.S. Treasury due August 15, 2022	FIT1	45 bps

The consideration for each $1,000 principal amount of each series of Notes tendered and accepted for payment by the Company pursuant to the tender offers will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified in the table above for each series of Notes over the yield based on the bid-side price of the applicable U.S. treasury security specified in the table above, as calculated by the dealer managers (identified below) for the tender offers at 2:00 p.m., New York City time, on September 10, 2019, as such time and date may be extended. Accrued and unpaid interest on all validly tendered Notes accepted and purchased by the Company in the tender offers to, but excluding, the settlement date will be paid in cash.

The closing of each tender offer is conditioned upon the satisfaction or waiver of certain conditions described in the Offer to Purchase. These conditions include, among other things, the completion of a contemporaneous senior notes offering by the Company on terms and conditions (including, but not limited to, the amount of proceeds raised in such offering) satisfactory to the Company (the “Financing Condition”). The tender offers are not conditioned on any minimum amount of Notes being tendered. Subject to applicable law, the Company may amend, extend or terminate one or both of the tender offers, in its sole discretion. The terms and conditions of the tender offers are described in the Tender Offer Documents. J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are serving as the dealer managers for the tender offers. Questions regarding the tender offers may be directed to J.P. Morgan Securities LLC, at (866) 834-4666 (U.S. toll-free) and (212) 834-3424 (collect) or Citigroup Global Markets Inc., at (800) 558-3745 (U.S. toll-free) and (212) 723-6106 (collect). Copies of the Tender Offer Documents may be obtained from the information agent for the tender offers, D.F. King & Co., Inc. at (866) 864-7961 (U.S. toll-free) and (212) 269-5550 (collect), via email at amphenol@dfking.com, or via the following web address: https://www.dfking.com/amphenol.

None of the Company, its directors, its officers, any dealer manager, the tender agent, the information agent or the trustee with respect to the Notes, or any of the Company’s or their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. The tender offers are being made only by the Tender Offer Documents.

None of the Tender Offer Documents has been filed with or reviewed by any federal or state securities commission or regulatory authority of any country, nor has any such commission or authority passed upon the accuracy or adequacy of the Tender Offer Documents. Any representation to the contrary is unlawful and may be a criminal offense.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the tender offers. In addition, this press release is not an offer to sell or the solicitation of an offer to purchase any securities issued in connection with any contemporaneous senior notes offering, nor shall there be any sale of the securities issued in such offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The tender offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offers are required to be made by a licensed broker or dealer, the tender offers will be deemed to be made on behalf of the Company by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release contains information about pending transactions, and there can be no assurance that these transactions will be completed.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

Statements in this press release which are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and other related laws. While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated. Please refer to Part I, Item 1A of the Company’s Form 10-K for the year ended December 31, 2018, for some factors that could cause the actual results to differ from estimates. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

Contact

Investor Relations

Amphenol Corporation

358 Hall Avenue

Wallingford, CT 06492

Telephone No: (203) 265-8900